IDS Money Market Series, Inc.
File No. 2-54516/811-2591

EXHIBIT INDEX

Exhibit 5: Copy of Investment Management Services Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995.

Exhibit 6: Copy of Distribution Agreement between Registrant and American Express Financial Advisors, Inc., dated March 20, 1995.

Exhibit 8(a): Copy of Custodian Agreement between Registrant and American Express Trust Company, dated March 20, 1995.

Exhibit 9(b): Copy of Transfer Agency Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995.

Exhibit 9(e): Copy of Administrative Services Agreement between Registrant and American Express Financial
                      Corporation, dated March 20, 1995.

Exhibit 11:           Independent Auditors' Consent

Exhibit 15: Copy of Plan and Agreement of Distribution between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

Exhibit 17:           Financial Data Schedule.

Exhibit 19(a): Directors' Power of Attorney to sign Amendment to this Registration Statement dated January 8, 1997.